Exhibit 99.1

FOR IMMEDIATE RELEASE

Blue Foundry Bancorp Reports Second Quarter 2022 Results

RUTHERFORD, NJ, July 27, 2022 — Blue Foundry Bancorp (NASDAQ:BLFY) (the “Company”), the holding company for Blue Foundry Bank (the “Bank”), today reported second quarter financial results highlighted by record loan growth. Gross loans grew by $94.3 million, or 7.1%, compared to the linked quarter, excluding Paycheck Protection Program (“PPP”) loans, led by commercial real estate products.

Net income was $40 thousand for the three months ended June 30, 2022 compared to $553 thousand for the three months ended March 31, 2022 and a net loss of $1.0 million for the three months ended June 30, 2021. Net income was $593 thousand for the six months ended June 30, 2022 compared to a net loss of $1.7 million for the six months ended June 30, 2021.

Additionally, pre-provision net revenue was $529 thousand, an increase of $1.0 million compared to the prior quarter, and an increase of $2.3 million compared to the prior year quarter.

James D. Nesci, president and chief executive officer commented, “This year has been a pivotal time in the Company’s history. On July 15th we celebrated the one year anniversary of our mutual-to stock conversion and on July 20th we announced the adoption of our first stock repurchase program.” He continued, “We are encouraged by the improvement in the results delivered for the second quarter. Strong production in both our lending and retail franchises led to profitability on an operating basis for the first time as a public company.”

Highlights for the second quarter of 2022:
•Organic loan originations totaled $147.0 million for the quarter, including originations of $94.6 million in multifamily loans and $36.7 million non-residential real estate loans. In addition, $27.6 million of conforming residential mortgages in New Jersey were purchased during the period.
•Core deposits increased $27.9 million, or 3.3%, compared to the linked quarter, led by a $25.0 million increase in business accounts. Core deposits now represent 66.8% of total deposits, compared to 53.6% a year prior.
•Non-interest expense, excluding the provision for commitments and letters of credit, improved $259 thousand or 1.9% sequentially due to lower professional services, advertising, and data processing expenses.
•Net interest income for the quarter was $13.2 million, an increase of $1.2 million, or 10.2%, compared to the prior quarter, and an increase of $3.3 million, or 32.8%, compared to the prior year quarter.
•Net interest margin expanded to 2.83%, a 21 basis point increase compared to the prior quarter and an 84 basis point increase from the prior year quarter.
•The rising interest rate environment negatively impacted the fair value of the Company’s available-for-sale investment portfolio leading to a temporary decline of $18.4 million in accumulated other comprehensive income during the six months ended June 30, 2022.

Lending Franchise

The Company continues to diversify its lending franchise by focusing on growing the commercial portfolio. During the second quarter of 2022, gross loans increased by $88.1 million primarily due to strong growth within the Company’s multifamily and non-residential portfolios.

Organic originations totaled $147.0 million for the quarter, including $94.6 million of originations in multifamily loans and $36.7 million in non-residential loans. In addition, $27.6 million in purchases of conforming residential loans in New Jersey contributed to the growth during the quarter.

The details of the loan portfolio is below:

	June 30, 2022	March 31, 2022	December 31, 2021

	(In thousands)
Residential one-to-four family	$590,151	$579,083	$560,976
Multifamily	579,183	517,037	515,240
Non-residential real estate	211,683	187,310	141,561
Construction and land	21,010	18,613	23,419
Junior liens	16,421	18,071	18,464
Commercial and industrial (including PPP)	5,957	16,201	21,563
Consumer and other	47	37	87
Total gross loans	1,424,452	1,336,352	1,281,310
Deferred fees, costs, premiums and discounts, net	3,821	5,134	6,299
Total loans	1,428,273	1,341,486	1,287,609
Allowance for loan losses	(14,050)	(13,465)	(14,425)
Loans receivable, net	$1,414,223	$1,328,021	$1,273,184

The commercial and industrial portfolio includes PPP loans, net of deferred fees, totaling $2.0 million at June 30, 2022, $8.1 million at March 31, 2022, and $16.8 million at December 31, 2021.

Retail Banking Franchise

As of June 30, 2022, core deposits totaled $866.0 million, an increase of $92.7 million or 12.0% from December 31, 2021. The Company’s focus on attracting the full banking relationship of small to medium sized businesses through an extensive suite of lending and low-cost deposit products continues to support core deposit growth.

The details of deposits are below:

	June 30, 2022	March 31, 2022	December 31, 2021

	(In thousands)
Non-interest bearing deposits	$52,036	$45,143	$44,894
NOW and demand accounts	455,776	425,766	363,419
Savings	358,166	367,177	364,932
Core deposits	865,978	838,086	773,245

Time deposits	430,696	444,936	473,795
Total deposits	$1,296,674	$1,283,022	$1,247,040

Financial Performance Overview:

Second quarter of 2022 compared to the second quarter of 2021

Net interest income compared to the second quarter of 2021:
•Net interest income was $13.2 million, an increase of $3.3 million.
•Net interest margin increased by 84 basis points to 2.83%.
•Yield on average interest-earning assets increased 42 basis points to 3.19% while the cost of average interest-bearing deposits decreased 40 basis points to 0.31%.

•An increase of $120.7 million in average interest-bearing core deposits coupled with a $231.9 million decrease of higher cost average time deposits drove a 33 basis point improvement in the cost of deposits and a 39 basis point improvement in the cost of funds.

Non-interest expense compared to the second quarter of 2021:
•Non-interest expense was $13.0 million, an increase of $1.2 million. This primarily reflects an increase of $639 thousand in compensation and benefits costs, an increase of $430 thousand in fees for professional services due to higher audit and CECL implementation costs, and a lower recovery in the provision for commitments and letters of credit of $365 thousand.

Income tax expense compared to the second quarter of 2021:
•Income tax expense was $3 thousand compared to an income tax expense of $283 thousand for the prior year quarter.

Six months ended June 30, 2022 compared to the six months ended June 30, 2021

Net interest income compared to the six months ended June 30, 2021:
•Net interest income was $25.1 million, an increase of $5.6 million.
•Net interest margin increased by 69 basis points to 2.72%.
•Yield on average interest-earning assets increased 20 basis points to 3.09% while the cost of average interest-bearing deposits decreased 48 basis points to 0.30%.
•An increase of $116.3 million in average interest-bearing core deposits coupled with a $238.4 million decrease in higher cost average time deposits drove a 44 basis point improvement in the cost of deposits and a 47 basis point improvement in the cost of funds.

Non-interest expense compared to the six months ended June 30, 2021:
•Non-interest expense was $26.2 million, an increase of $2.1 million. This primarily reflects an increase of $1.5 million in compensation and benefits costs.

Income tax expense compared to the six months ended June 30, 2021:
•Income tax expense was $52 thousand compared to an income tax benefit of $268 thousand for the prior year period. The increase was driven by the $2.7 million increase in pre-tax income.

Balance Sheet Summary:

June 30, 2022 compared to December 31, 2021

Cash and cash equivalents:
•Cash and cash equivalents decreased $138.6 million compared to December 31, 2021 as the Company deployed cash primarily into higher yielding loans and securities.

Securities available-for-sale:
•Securities available-for-sale increased $27.3 million to $352.2 million as the Company invested primarily in residential mortgage-backed securities as interest rates rose.
•The rising rate environment contributed to a decline of $26.6 million in the net unrealized position of the portfolio.

Gross loans:
•Gross loans held for investment increased $143.1 million to $1.42 billion. Excluding PPP, gross loans increased by $158.4 million.
•Non-residential real estate loans increased $70.1 million, multifamily loans increased $63.9 million, and residential loans increased $29.2 million.

•Organic originations totaled $248.5 million, including originations of $131.1 million in multifamily loans and $86.3 million non-residential real estate loans. In addition, $73.4 million of conforming residential mortgages in New Jersey were purchased during the period.

Deposits and borrowings:
•Deposits totaled $1.30 billion, an increase of $49.6 million since December 31, 2021. Core deposits represented 66.8% of total deposits, compared to 62.0% at December 31, 2021 and 53.6% at June 30, 2021.
•FHLB borrowings increased by $20.0 million to $205.5 million.

Capital:
•Shareholders’ equity decreased by $17.2 million to $412.3 million. The decrease was primarily driven by an $18.4 million reduction in accumulated other comprehensive income reflecting the net impact that the current interest rate environment had on the Company’s available-for-sale securities and the swaps agreements used in our cash flow hedges. The decrease was partially offset by net income of $593 thousand for the six months ended June 30, 2022.
•Tangible equity to tangible assets was 20.97% and tangible common equity per share outstanding was $14.43.
•The Bank’s capital ratios remain above the FDIC’s “well capitalized” standards.

Asset quality:
•Non-performing loans totaled $10.0 million, or 0.70% of total loans compared to $12.0 million, or 0.94% of total loans at December 31, 2021, and $12.5 million, or 0.99% of total loans at June 30, 2021.
•The allowance for loan losses represented 0.98% of total loans compared to 1.13% at December 31, 2021 and 1.24% at June 30, 2021. The allowance for loan losses was 140.5% of non-performing loans compared to 120.4% at December 31, 2021 and 125.1% at June 30, 2021.
•The Company recorded a provision for loan losses of $594 thousand for the quarter ended June 30, 2022 driven by growth in the multifamily and non-residential portfolios and recorded a release of $358 thousand for the six months ended June 30, 2022 driven by significant pay downs within the construction and land portfolio, partially offset by growth in our multifamily and non-residential portfolios.
•Net charge-offs were $9 thousand for the quarter ended June 30, 2022 and $17 thousand for the six months ended June 30, 2022.

About Blue Foundry

Blue Foundry Bancorp is the holding company for Blue Foundry Bank, a place where things are made, purpose is formed, and ideas are crafted. Headquartered in Rutherford NJ, with presence in Bergen, Essex, Hudson, Morris, Passaic and Somerset counties, Blue Foundry Bank is a full-service, progressive bank serving the doers, movers, and shakers in our communities. We offer individuals and businesses alike the tailored products and services they need to build their futures. With a rich history dating back more than 145 years, Blue Foundry Bank has a longstanding commitment to its customers and communities. To learn more about Blue Foundry Bank visit BlueFoundryBank.com or call (888) 931-BLUE. Member FDIC.

Conference Call Information

A conference call covering Blue Foundry’s second quarter 2022 earnings announcement will be held today, Wednesday, July 27, 2022 at 11:00 a.m. (EDT). To listen to the live call, please dial 1-844-200-6205 (toll free), 1-646-904-5544 (local) or +1-929-526-1599 (international) and use access code 212089. The webcast (audio only) will be available on BlueFoundryBank.com. The conference call will be recorded and will be available on the Company’s website for one month.

Contact:
James D. Nesci
President and Chief Executive Officer
BlueFoundryBank.com
jnesci@bluefoundrybank.com
201-972-8900

Forward Looking Statements

Certain statements contained herein are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements, which are based on certain current assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target” and similar expressions.

Forward-looking statements are based on current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: conditions related to the global coronavirus pandemic that has and will continue to pose risks and could harm our business and results of operations; general economic conditions, either nationally or in our market areas, that are worse than expected; changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses; our ability to access cost-effective funding; fluctuations in real estate values and both residential and commercial real estate market conditions; demand for loans and deposits in our market area; our ability to implement and change our business strategies; competition among depository and other financial institutions; inflation and changes in the interest rate environment that reduce our margins and yields, the fair value of financial instruments or our level of loan originations, or increase the level of defaults, losses and prepayments on loans we have made and make; adverse changes in the securities or secondary mortgage markets; changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees, capital requirements and insurance premiums; changes in monetary or fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board; changes in the quality or composition of our loan or investment portfolios; technological changes that may be more difficult or expensive than expected; a failure or breach of our operational or security systems or infrastructure, including cyber-attacks; the inability of third party providers to perform as expected; our ability to manage market risk, credit risk and operational risk in the current economic environment; our ability to enter new markets successfully and capitalize on growth opportunities; our ability to successfully integrate into our operations any assets, liabilities, customers, systems and management personnel we may acquire and our ability to realize related revenue synergies and cost savings within expected time frames and any goodwill charges related there to; changes in consumer spending, borrowing and savings habits; changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board, the Securities and Exchange Commission or the Public Company Accounting Oversight Board; our ability to retain key employees; the ability of the U.S. Government to manage federal debt limits; and changes in the financial condition, results of operations or future prospects of issuers of securities that we own.

Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements. Except as required by applicable law or regulation, we do not undertake, and we specifically disclaim any obligation, to release publicly the results of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of the statements or to reflect the occurrence of anticipated or unanticipated events.

BLUE FOUNDRY BANCORP AND SUBSIDIARY
Consolidated Statements of Financial Condition

	June 30, 2022	March 31, 2022	December 31, 2021
	(unaudited)	(unaudited)	(audited)
	(Dollars in Thousands)
ASSETS
Cash and cash equivalents	$54,806	$101,562	$193,446
Securities available for sale, at fair value	352,183	375,614	324,892
Securities held to maturity (fair value of $26,928, $27,993 and $22,849 at June 30, 2022, March 31, 2022 and December 31, 2021, respectively)	29,794	29,838	23,281
Other investments	11,337	10,182	10,182
Loans, net	1,414,223	1,328,021	1,273,184
Interest and dividends receivable	5,945	5,780	5,372
Premises and equipment, net	30,684	28,130	28,126
Right-of-use assets	24,163	24,811	25,457
Bank owned life insurance	21,892	21,776	21,662
Other assets	19,023	12,441	8,609
Total assets	$1,964,050	$1,938,155	$1,914,211

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Deposits	$1,296,674	$1,283,022	$1,247,040
Advances from the Federal Home Loan Bank	205,500	185,500	185,500
Advances by borrowers for taxes and insurance	10,126	9,840	9,582
Lease liabilities	25,461	26,083	26,696
Other liabilities	13,996	13,496	15,922
Total liabilities	1,551,757	1,517,941	1,484,740

Shareholders’ equity
Common stock $0.01 par value; 70,000,000 shares authorized; 28,522,500 shares issued and outstanding	285	285	285
Additional paid-in capital	282,154	282,100	282,006
Retained earnings	170,050	170,010	169,457
Unallocated common shares held by ESOP	(21,449)	(21,677)	(21,905)
Accumulated other comprehensive loss	(18,747)	(10,504)	(372)
Total shareholders’ equity	412,293	420,214	429,471
Total liabilities and shareholders’ equity	$1,964,050	$1,938,155	$1,914,211

BLUE FOUNDRY BANCORP AND SUBSIDIARY
Consolidated Statements of Operations
(Dollars in Thousands Except Per Share Data) (Unaudited)

	Three months ended			Six months ended
	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021

	(Dollars in thousands)
Interest income:
Loans	$12,444	$11,656	$12,056	$24,100	$24,318
Taxable investment income	2,320	1,817	1,618	4,137	3,163
Non-taxable investment income	114	121	128	235	263
Total interest income	14,878	13,594	13,802	28,472	27,744
Interest expense:
Deposits	950	882	2,379	1,832	5,197
Borrowed funds	766	773	1,515	1,539	3,039
Total interest expense	1,716	1,655	3,894	3,371	8,236
Net interest income	13,162	11,939	9,908	25,101	19,508
Provision (recovery of provision) for loan losses	594	(952)	(553)	(358)	(1,361)
Net interest income after provision for loan losses	12,568	12,891	10,461	25,459	20,869
Non-interest income:
Fees and service charges	365	800	537	1,165	1,063
Gain on sales and calls of securities available for sale	14	—	—	14	—
Loss on premises and equipment	—	—	(86)	—	(86)
Other	115	127	169	242	310
Total other income	494	927	620	1,421	1,287
Non-interest expense:
Compensation and employee benefits	7,008	6,924	6,369	13,932	12,391
Occupancy and equipment	1,914	1,881	2,043	3,795	3,996
Loss on assets held for sale	—	—	—	—	21
Data processing	1,393	1,478	1,885	2,871	3,652
Advertising	349	519	521	868	991
Professional services	976	1,291	546	2,267	1,943
Directors fees	126	136	136	262	277
Recovery of provision for commitments and letters of credit	(108)	(170)	(473)	(278)	(704)
Federal deposit insurance	99	78	129	177	254
Other	1,262	1,079	645	2,341	1,351
Total operating expenses	13,019	13,216	11,801	26,235	24,172
Income (loss) before income tax expense (benefit)	43	602	(720)	645	(2,016)
Income tax expense (benefit)	3	49	283	52	(268)
Net income (loss)	$40	$553	$(1,003)	$593	$(1,748)
Basic and diluted earnings per share	$—	$0.02	n/a	$0.02	n/a
Weighted average shares outstanding	26,366,324	26,343,508	n/a	26,354,979	n/a

BLUE FOUNDRY BANCORP AND SUBSIDIARY
Consolidated Financial Highlights
(Dollars in Thousands) (Unaudited)

	Three months ended
	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Performance Ratios (%):
Return (loss) on average assets	0.01	0.12	(3.97)	(2.77)	(0.19)
Return (loss) on average equity	0.04	0.52	(17.36)	(15.15)	(1.97)
Interest rate spread (1)	2.71	2.50	2.50	1.96	1.84
Net interest margin (2)	2.83	2.62	2.63	2.15	1.99
Efficiency ratio (non-GAAP) (3)	96.13	104.04	110.59	105.58	116.58
Average interest-earning assets to average interest-bearing liabilities	131.52	131.77	132.04	133.42	119.87
Tangible equity to tangible assets (4)	20.97	21.68	22.42	22.14	7.92
Book value per share (5)	$14.46	$14.73	$15.06	$15.72	n/a
Tangible book value per share (6)	$14.43	$14.72	$15.04	$15.70	n/a

Asset Quality:
Non-performing loans	$9,998	$10,482	$11,983	$12,463	$12,466
Real estate owned, net	$—	$—	$—	$624	$624
Non-performing assets	$9,998	$10,482	$11,983	$13,087	$13,090
Allowance for loan losses to total loans (%)	0.98	1.00	1.13	1.22	1.24
Allowance for loan losses to non-performing loans (%)	140.53	128.46	120.38	122.35	125.08
Non-performing loans to total loans (%)	0.70	0.78	0.94	1.00	0.99
Non-performing assets to total assets (%)	0.51	0.54	0.63	0.65	0.51
Net charge-offs to average outstanding loans during the period (%)	—%	—%	—%	—%	—%

(1) Interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(2) Net interest margin represents net interest income divided by average interest-earning assets.
(3) Efficiency ratio represents adjusted non-interest expense divided by the sum of net interest income plus non-interest income.
(4) Tangible equity equals $411.7 million, which exclude intangible assets ($630 thousand of capitalized software).
Tangible assets equal $1.96 billion and exclude intangible assets.
(5) Per share metrics computed using 28,522,500 total shares outstanding.
(6) Tangible book value equals the Company’s tangible equity of $411.7 million divided by outstanding shares of 28,522,500.

BLUE FOUNDRY BANCORP AND SUBSIDIARY
Analysis of Net Interest Income
(Dollars in Thousands) (Unaudited)

	Three Months Ended,
	June 30, 2022			March 31, 2022			June 30, 2021
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost

	(Dollars in thousands)
Assets:
Loans (1)	$1,369,389	$12,444	3.64%	$1,280,678	$11,656	3.69%	$1,285,835	$12,056	3.76%
Mortgage-backed securities	205,387	1,066	2.08%	171,912	722	1.70%	155,566	761	1.96%
Other investment securities	208,958	1,144	2.20%	198,736	1,020	2.08%	132,949	726	2.19%
FHLB stock	10,121	116	4.60%	9,942	116	4.73%	16,102	192	4.79%
Cash and cash equivalents	74,242	108	0.58%	188,706	80	0.17%	408,162	67	0.07%
Total interest-bearing assets	1,868,097	14,878	3.19%	1,849,974	13,594	2.98%	1,998,614	13,802	2.77%
Non-interest earning assets	68,003			77,445			74,211
Total assets	$1,936,100			$1,927,419			$2,072,825
Liabilities and shareholders' equity:
NOW, savings, and money market deposits	$800,918	312	0.16%	$760,369	235	0.13%	$680,262	289	0.17%
Time deposits	431,813	638	0.59%	458,109	647	0.57%	663,707	2,090	1.26%
Interest-bearing deposits	1,232,731	950	0.31%	1,218,478	882	0.29%	1,343,969	2,379	0.71%
FHLB advances	187,698	766	1.64%	185,500	773	1.69%	319,367	1,515	1.90%
Total interest-bearing liabilities	1,420,429	1,716	0.48%	1,403,978	1,655	0.48%	1,663,336	3,894	0.94%
Non-interest bearing deposits	48,763			42,402			161,804
Non-interest bearing other	46,688			48,273			43,569
Total liabilities	1,515,880			1,494,653			1,868,709
Total shareholders' equity	420,220			432,766			204,116
Total liabilities and shareholders' equity	$1,936,100			$1,927,419			$2,072,825
Net interest income		$13,162			11,939			$9,908
Net interest rate spread (2)			2.71%			2.50%			1.83%
Net interest margin (3)			2.83%			2.62%			1.99%
(1) Average loan balances are net of deferred loan fees and costs, and premiums and discounts, and include non-accrual loans.
(2) Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(3) Net interest margin represents net interest income divided by average interest-earning assets.

	Six Months Ended June 30,
	2022			2021
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost

	(Dollars in thousands)
Assets:
Loans (1)	$1,325,134	$24,100	3.67%	$1,291,048	$24,318	3.80%
Mortgage-backed securities	188,742	1,788	1.91%	146,861	1,439	1.98%
Other investment securities	203,756	2,164	2.14%	127,732	1,454	2.30%
FHLB stock	10,032	232	4.66%	16,282	402	4.98%
Cash and cash equivalents	131,158	188	0.29%	354,429	132	0.08%
Total interest-bearing assets	1,858,822	28,472	3.09%	1,936,352	27,744	2.89%
Non-interest earning assets	72,945			72,912
Total assets	$1,931,767			$2,009,264
Liabilities and shareholders' equity:
NOW, savings, and money market deposits	780,609	548	0.14%	664,293	593	0.18%
Time deposits	444,889	1,284	0.58%	683,324	4,604	1.36%
Interest-bearing deposits	1,225,498	1,832	0.30%	1,347,617	5,197	0.78%
FHLB advances	186,605	1,539	1.66%	322,063	3,039	1.90%
Total interest-bearing liabilities	1,412,103	3,371	0.48%	1,669,680	8,236	0.99%
Non-interest bearing deposits	46,213			89,116
Non-interest bearing other	47,482			45,588
Total liabilities	1,505,798			1,804,384
Total shareholders' equity	425,969			204,880
Total liabilities and shareholders' equity	$1,931,767			$2,009,264
Net interest income		$25,101			$19,508
Net interest rate spread (2)			2.62%			1.88%
Net interest margin (3)			2.72%			2.03%
(1) Average loan balances are net of deferred loan fees and costs, and premiums and discounts, and include non-accrual loans.
(2) Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(3) Net interest margin represents net interest income divided by average interest-earning assets.

BLUE FOUNDRY BANCORP AND SUBSIDIARY
Adjusted Pre-Provision Net Revenue (Non-GAAP)
(Dollars in Thousands Except Per Share Data) (Unaudited)

This press release contains certain supplemental financial information, described in the table below, which has been determined by methods other than U.S. Generally Accepted Accounting Principles ("GAAP") that management uses in its analysis of Blue Foundry's performance. Management believes these non-GAAP financial measures provide information useful to investors in understanding Blue Foundry's financial results. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results and Blue Foundry strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names.

Net income, as presented in the Consolidated Statements of Operations, includes the provision for loan losses, provision for commitments and letters of credit, and income tax expense while pre-provision net revenue does not.

	Three months ended
	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021

	(Dollars in thousands)
Pre-provision net revenue (PPNR) and efficiency ratio, as adjusted:
Net interest income	$13,162	$11,939	$12,336	$11,104	$9,909
Other income	494	927	704	489	621
Operating expenses, as reported	13,019	13,216	17,380	33,118	11,802
Less: Fee on debt extinguishment	—	—	754	1,401	—
Less: Loss on pension withdrawal	—	—	1,974	9,232	—
Less: Charitable contribution	—	—	—	9,000	—
Less: Provision for commitments and letters of credit	(108)	(170)	148	1,245	(473)
Less: Loss on assets held for sale	—	—	83	—	—
Operating expenses, as adjusted	13,127	13,386	14,421	12,240	12,275
Pre-provision net revenue (loss), as adjusted	$529	$(520)	$(1,381)	$(647)	$(1,746)
Efficiency ratio, as adjusted	96.1%	104.0%	110.6%	105.6%	116.6%

Core deposits:
Total deposits	$1,296,674	$1,283,022	$1,247,040	$1,265,617	$2,008,068
Less: time deposits	430,696	444,936	473,795	521,510	639,043
Less: conversion deposits (1)	—	—	—	—	630,094
Core deposits	$865,978	$838,086	$773,245	$744,107	$738,931
Core deposits to total deposits	66.8%	65.3%	62.0%	58.8%	53.6%

Tangible equity:
Shareholders’ equity (2) (3)	$412,293	$420,214	$429,472	$448,235	$204,913
Less: intangible assets	630	452	437	354	251
Tangible equity	$411,663	$419,762	$429,035	$447,881	$204,662

Tangible book value per share:
Tangible equity	$411,663	$419,762	$429,035	$447,881	n/a
Shares outstanding	28,522,500	28,522,500	28,522,500	28,522,500	n/a
Tangible book value per share	$14.43	$14.72	$15.04	$15.70	n/a
(1) Conversion deposits represent deposits held in advance of the initial public offering. Given their temporary nature, they are removed from the core deposit ratio.
(2) The Company recorded a deferred tax asset valuation allowance of $16.8 million as of December 31, 2021.
(3) Accumulated other comprehensive income (AOCI) declined by $18.4 million in 2022, largely a result of the rising rate environment which negatively impacted the fair value of the Company’s available-for-sale investment portfolio